Exhibit 99.1

Form of Proxy for The Arlington Bank Shareholder Meeting

THE ARLINGTON BANK

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON [●], 2017

The undersigned hereby appoints                              and                              , and each of them singly, as proxies, each having the power to act without the other and to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all of the common shares of The Arlington Bank (“Arlington Bank”) that the undersigned is entitled to vote at the Special Meeting of the Shareholders of Arlington Bank to be held on                      ,                      , 2017, at      :            .m. local time, at                      , and at any adjournments or postponements thereof, with all of the powers the undersigned would possess if personally present.

1. Merger Proposal. To approve the Agreement and Plan of Reorganization and Merger, dated January 25, 2017 (the “Merger Agreement”), among First Merchants Corporation (“First Merchants”), First Merchants Bank, a wholly-owned banking subsidiary of First Merchants, and Arlington Bank, and to approve the transactions contemplated thereby (the “Merger Proposal”), as described in the accompanying proxy statement and prospectus.

For ☐	Against ☐	Abstain ☐

2. Adjournment Proposal. To approve one or more adjournments of the Arlington Bank special meeting, if necessary or appropriate, to solicit additional proxies in favor of the Merger Proposal.

For ☐	Against ☐	Abstain ☐

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is given, this proxy will be voted “FOR” each of the listed proposals. If any other business is presented at the Special Meeting, this proxy will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Special Meeting.

PLEASE MARK, SIGN BELOW, DATE AND RETURN ON OR BEFORE                     , 2017 IN THE ENCLOSED ENVELOPE MARKED “PROXY REPLY ENVELOPE”

(Signature of Shareholder)	(Signature of Shareholder, if joint owner)

(Print Name of Shareholder)	(Printed Name of Shareholder, if joint owner)

Commons shares owned:	When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by duly authorized officer. If a partnership, please sign the partnership name by an authorized person.
Date: , 2017